                                                                    EXHIBIT 23.1


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS WITH REGARD TO HALIS, INC. AND SUBSIDIARIES


                             TAUBER & BALSER, P.C.
                         Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326

     We consent to the incorporation by reference of our report to the Board of Directors and Stockholders of Halis, Inc. and Subsidiaries dated March 1, 2001 accompanying the Consolidated Financial Statements of Halis, Inc. as of December 31, 2000 and 1999, included in the December 31, 2000 Annual Report on Form 10-KSB for Halis, Inc.


/s/ Tauber & Balser, P.C.
--------------------------
TAUBER & BALSER, P.C.
Atlanta, Georgia
April 26, 2001